UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 4, 2026

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 36, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure.
Our filings with the Securities Exchange Commission (“SEC”), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports, are available on the “Investors” section of our website at https://investors.zillowgroup.com/, free of charge, as soon as reasonably practicable after the electronic filing of these reports with the SEC. The information contained on our website is not a part of this Form 8-K or any other document we file with the SEC.
Investors and others should note that Zillow Group announces material financial information to its investors using its press releases, SEC filings and public conference calls and webcasts. Zillow Group intends to also use the following channels as a means of disclosing information about Zillow Group, its services and other matters and for complying with its disclosure obligations under Regulation FD:
•Zillow Group Investor Relations Site (https://investors.zillowgroup.com)
•Zillow Front Porch (https://www.zillow.com/news/)
•Zillow Group X Account (https://X.com/zillowgroup)
•Zillow Group LinkedIn Account (https://www.linkedin.com/company/zillow)
The information Zillow Group posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following Zillow Group’s press releases, SEC filings and public conference calls and webcasts. This list may be updated from time to time and reflects current updated channels as of the date of this Form 8-K. The information we post through these channels is not a part of this Form 8-K or any other document we file with the SEC, and the inclusion of our website addresses, X Account and LinkedIn Account are as inactive textual references only.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.
On March 4, 2026, Zillow Group’s Board of Directors authorized the repurchase of up to an additional $1.25 billion of its Class A common stock, Class C capital stock or a combination thereof. The purchases may be made in open-market transactions or privately negotiated transactions, or in such other manner as deemed appropriate by management, and may be made from time to time as determined by management depending on market conditions, share price, trading volume, cash needs and other business factors, in each case as permitted by securities laws and other legal requirements.
From January 1, 2026 to March 4, 2026, we have repurchased 3.8 million shares of Class A common stock at a weighted average price of $47.84 per share and 9.7 million shares of Class C capital stock at a weighted average price of $45.92 per share for a total purchase price of $626 million. As of March 4, 2026, after giving effect to the increased authorization, we have $1.3 billion remaining capacity for future repurchases under our repurchase authorizations.
On March 5, 2026, Zillow Group issued a press release announcing the additional share repurchase authorization. A copy of the press release is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.
The information in this Item 8.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements relating to Zillow Group’s share repurchase program. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including those discussed in the “Risk Factors” section of Zillow Group’s most recent Annual Report on Form 10-K and in Zillow Group’s other filings with the SEC. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Zillow Group specifically disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

99.1
Press release dated March 5, 2026 entitled “Zillow Group Board of Directors authorizes additional $1.25 billion share repurchase, signaling long-term confidence” issued by Zillow Group, Inc. on March 5, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Dated: March 5, 2026	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer